Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the use in this Registration Statement of Sears Canada Inc. on Form 20-F of our report dated May 31, 2012 relating to the consolidated financial statements of Sears Canada Inc. and subsidiaries, appearing in this Registration Statement.

We also consent to the reference to us under the heading “Statement By Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants

Licensed Public Accountants

Toronto, Canada

May 31, 2012